As filed with the Securities and Exchange Commission on March 24, 2006

                                                                            Registration No. 333-132024

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

_________________

Blount International, Inc. Blount, Inc.	Delaware Delaware	63-0780521 63-0593908

(Exact name of each Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3480
(Primary Standard Industrial
Classification Code Number)
_________________

4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
_________________

Richard H. Irving, III, Esq.
Senior Vice President, General Counsel and Secretary
4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________

Copy to:

Ronald Cami, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the initial offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)(4)

Primary Offering
Debt Securities (5)
Preferred Stock (6)
Common Stock, par value $0.01 per share (7)
Guarantees (8)
Secondary Offering
Common Stock, par value $0.01 per share (9)	9,248,218
Total	$450,000,000	100%	$450,000,000	$48,150

(1)
There are being registered an indeterminate principal amount or number of debt securities and guarantees of debt securities, preferred stock and Common Stock as shall have an aggregate initial offering price of the securities issued or sold under this Registration Statement not to exceed $450,000,000. Up to 9,248,218 shares of our Common Stock may also be sold from time to time pursuant to this Registration Statement by the selling shareholders. This Registration Statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities.

(2)	The proposed maximum aggregate offering price for each class of securities being registered is not specified pursuant to General Instruction II.D of Form S-3.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act with respect to debt securities and Common Stock to be sold by the registrant and pursuant to Rule 457(c) with respect to Common Stock to be sold by the selling shareholders.

(4)	In accordance with Rule 457(p), the filing fee has been reduced by offsetting $20,620.43 in fees associated with unsold securities under Blount International, Inc. and Blount, Inc.’s Registration

Statement No. 333-120661, initially filed with the Securities and Exchange Commission on November 22, 2004, against the total filing fee due for this Registration Statement. Accordingly, a net filing fee of $27,529.57 is due in connection with the filing of this Registration Statement. The prospectus filed with this Registration Statement relates only to this Registration Statement and not to any previous Registration Statement.

(5)
Either of Blount, Inc. or Blount International, Inc. may issue any or all of the debt securities or guarantees registered on this registration statement, or each of them may issue a portion of such debt securities and guarantees. Any debt securities issued by Blount, Inc. under this registration statement will be guaranteed on a full and unconditional basis by Blount International, Inc.

(6)
Such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, preferred stock.

(7)
In addition to Common Stock that may be offered for cash, there are being registered hereunder such indeterminate number of shares of Common Stock as may be issuable upon conversion of the debt securities being registered hereunder to the extent any of such debt securities are by their terms convertible into Common Stock.

(8)
Subject to notes 1 and 5 above, there is being registered hereunder an indeterminate principal amount of guarantees of either Blount, Inc. or Blount International, Inc. Pursuant to Rule 457(n) no separate registration fee for the guarantees is due in support of debt securities issued by the other party.

(9)	There is being registered an aggregate of 9,248,218 shares of Common Stock of the registrant that may be sold from time to time by the selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

BLOUNT INTERNATIONAL, INC.
BLOUNT, INC.
$450,000,000

Debt Securities
Preferred Stock
Common Stock
____________________

9,248,218 Shares of Common Stock
Offered by
the Selling Shareholders

When we offer securities pursuant to this Registration Statement, we will provide specific terms of the offering in supplements to this prospectus. The securities offered by this prospectus and any prospectus supplement may be offered directly to investors or to or through underwriters, dealers or other agents. If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

In addition, Lehman Brothers Merchant Banking Partners II, L.P. and its affiliates, Teachers Insurance and Annuity Association of America and the members of management listed under the heading “Selling Shareholders” may sell up to a total of 9,248,218 shares of our Common Stock from time to time under this prospectus and any prospectus supplement. In the prospectus supplement relating to any sales by the selling shareholders, we will identify the number of shares of our Common Stock that the selling shareholders will be selling. We will not receive any of the proceeds from the sale of our Common Stock by the selling shareholders.

You should read this prospectus, including the risk factors incorporated herein by reference, and any prospectus supplement carefully before you invest.

Our Common Stock is listed on the New York Stock Exchange under the trading symbol “BLT.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 24, 2006.

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS	(ii)
RISK FACTORS	*
PROSPECTUS SUMMARY	1
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	5
RATIOS OF EARNING TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES PLUS DIVIDENDS	6
DESCRIPTION OF THE DEBT SECURITIES	7
DESCRIPTION OF COMMON STOCK	12
SELLING SHAREHOLDERS	15
PLAN OF DISTRIBUTION	18
WHERE YOU CAN FIND MORE INFORMATION	21
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	22
VALIDITY OF THE SECURITIES AND LEGAL MATTERS	23
EXPERTS	23

*
The Risk Factors section is incorporated herein by reference to Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 10, 2006. You should review that information carefully along with the other information in this prospectus. See “Incorporation of Certain Documents by Reference.”

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement (the “Registration Statement”) utilizing the “shelf” registration process that we filed with the Securities and Exchange Commission (the “SEC”), which registers the distribution of the securities offered under this prospectus. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about our company and the securities. The Registration Statement can be read at the SEC’s web site (www.sec.gov) or at the offices mentioned under the heading “Where You Can Find More Information.”

Under this Registration Statement, we may offer, as described in this prospectus and any prospectus supplement(s), from time to time up to $450,000,000 of Common Stock, preferred stock and debt securities (including debt securities convertible into Common Stock and preferred stock) and guarantees of debt securities; the selling shareholders may, from time to time, sell up to 9,248,218 shares of Common Stock in one or more offerings.

This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Certain Documents by Reference.” We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We have not authorized anyone to provide you with different information. We are only offering the securities in states where offers are permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

(ii)

Unless the context otherwise requires or unless the prospectus supplement otherwise indicates, “we,” “us,” “our” and similar terms refer to Blount International, Inc. and its subsidiaries.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell or buy only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

(ii)

PROSPECTUS SUMMARY

Unless otherwise indicated, the industry data that appear in this prospectus are derived from publicly available sources that we believe are reliable but that we have not independently verified.

This summary may not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision, including the information presented under the heading “Risk Factors” in the documents incorporated by reference in this prospectus and the more detailed information in the financial statements and related notes incorporated by reference this prospectus.

OUR COMPANY

We are a leading provider of equipment, accessories and replacement parts to the global forestry, lawn care and construction industries. We concentrate on manufacturing and marketing branded products in focused end markets, serving professional loggers, construction workers and homeowners through a distribution network consisting of equipment dealers and distributors, original equipment manufacturers (“OEMs”) and mass merchants. We believe we are a global leader in chainsaw chain, guide bars and related accessories and a leading provider of timber harvesting equipment to the North American markets. We sell our products in over 100 countries around the world with approximately 44% of our sales generated outside the United States. Our products are sold under long-standing brand names, including Oregon, Windsor, ICS, Prentice, Hydro-Ax, TimberKing, Fabtek and Dixon, which are well-recognized in their respective industries.

Outdoor Products

We believe our Outdoor Products segment is the world’s leading manufacturer and marketer of cutting chain, guide bars and drive sprockets for chainsaws. This segment also markets saw maintenance accessories, lawnmower blades, outdoor equipment replacement parts, concrete-cutting chainsaws and accessories. The segment serves a global market and sells to OEMs, professional loggers, concrete contractors, landscapers, arborists, home owners and other consumers through a diverse network of distributors, dealers and mass merchandisers. The segment operates six manufacturing facilities and distributes its products in over 100 countries.

Industrial and Power Equipment

Our Industrial Power Equipment segment is a leading manufacturer and marketer of timber harvesting equipment, industrial tractors and loaders, rotational bearings and swing drives. The segment services its markets through a dealer network to customers in the timber harvesting, materials-handling and reclamation businesses and to pulp, paper and lumber mills. The segment also markets directly to OEMs. The segment operates four manufacturing plants through its two operating divisions: the Forestry and Industrial Equipment Division and Gear Products.

Lawnmower

Our Lawnmower segment is a manufacturer of zero-turn riding lawnmowers through its Dixon Industries, Inc. (“Dixon”) subsidiary. Dixon pioneered the development of the ZTR (zero-turning radius) brand and offers a broad line of lawnmowers and accessories for both homeowner and commercial applications. Dixon sells its products through distribution channels comprised of full-service dealers, North American distributors and export distributors.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: expectations as to operational improvements; expectations as to cost savings, sales growth and earnings; the time by which certain objectives will be achieved; estimates of costs relating to environmental remediation and restoration; proposed new products and services; expectations that claims, lawsuits, environmental costs, commitments, contingent liabilities, labor negotiations or agreements, or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether we are fully successful in implementing our financial and operational initiatives; competition, conditions, performance and consolidation in our various industries; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in the price of fuel, steel or other basic materials; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods, earthquakes and abnormally dry or wet weather conditions; and other factors described under “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

TRADEMARK NOTICE

Oregon, ICS, Redzaw, PRK, PowerMatch, INTENZ, Jet-Fit, Dixon, ZTR, Kodiak, Prentice, Hydro-Ax, CTR, TelStick, Fabtek, IZT, EZT and RAM are registered or pending trademarks of Blount, Inc. and its subsidiaries. Some forms of Windsor are used under license from affiliates of Snap-On, Inc. Timberking, CAT and Caterpillar are registered trademarks of Caterpillar Inc. and are used by Blount, Inc. under the authority of a trademark licensing agreement.

USE OF PROCEEDS

Unless we state differently in a prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by us pursuant to this prospectus and the accompanying prospectus supplement(s) for general corporate purposes.

With respect to any selling shareholder sales, the selling shareholders will receive all of the proceeds from the sale of Common Stock pursuant to this prospectus. We will not receive any of the proceeds from sales by the selling shareholders of such Common Stock.

RATIO OF EARNINGS TO FIXED CHARGES AND
EARNINGS TO FIXED CHARGES PLUS DIVIDENDS

The following table contains our consolidated ratios of earnings to fixed charges and earnings to fixed charges plus dividends for the periods indicated.

	Year Ended December 31,
	2005	2004	2003	2002	2001
Ratio of earnings to fixed charges	3.20	1.25	1.21	-	-

Deficiency of earnings to fixed charges (in millions)(1)	-	-	-	$(9.3)	$(58.9)

Ratio of earnings to fixed charges plus dividends	3.20	1.25	1.21	-	-

There were no dividends paid or accrued during the periods presented above.

(1) Earnings were insufficient to cover fixed charges for the fiscal years ended December 31, 2002 and 2001. The amounts of the deficiencies were $9.3 million and $58.9 million for the fiscal years ended December 31, 2002 and 2001, respectively.

DESCRIPTION OF THE DEBT SECURITIES

As specified in the prospectus supplement, the debt securities will be issued by either Blount, Inc. or us, the “issuer”, as the case may be. Any or all of the debt securities may be issued by either Blount, Inc. or us, or each of us may issue a portion of them. The debt securities will be direct obligations of the issuer, which may be secured or unsecured, and which may be senior, senior subordinated or subordinated indebtedness. In addition, debt securities issued by Blount International may be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis by Blount, Inc, and debt securities issued by Blount, Inc. will be fully and unconditionally guaranteed on a secured or unsecured, senior or subordinated basis by Blount International.

The debt securities will be issued under one or more indentures or indenture supplements among the issuer, the guarantor, if any, and a trustee. Any indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indenture(s) or supplemental indenture(s) are summaries of certain anticipated provisions of the indentures or supplemental indentures and are not complete. The issuer will file a copy of the indentures or supplemental indentures with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to those indenture(s) or supplemental indenture(s) for the complete terms of the debt securities.

General

The issuer may issue debt securities that rank “senior,” “senior subordinated” or “subordinated.” The debt securities referred to as “senior securities” will be direct obligations of the issuer and will rank equally and ratably in right of payment with other indebtedness of the issuer that is not subordinated. The issuer may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior indebtedness, as defined in the applicable prospectus supplement, and may rank equally and ratably with any other senior subordinated notes and any other senior subordinated indebtedness. We refer to these as “senior subordinated securities.” The issuer may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be “subordinated securities.”

The issuer may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as the issuer may establish in one or more supplemental indenture(s). The issuer need not issue all debt securities of one series at the same time. Unless we otherwise provide, the issuer may reopen a series, without the consent of the holders of such series, for issuances of additional securities of that series.

We anticipate that any indenture will provide that the issuer may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and the issuer may appoint a successor trustee to act with respect to that series.

The applicable prospectus supplement will describe the specific terms relating to the series of debt securities the issuer will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities;

•	the ranking of the debt securities;

•	the aggregate principal amount of the securities;

•
the percentage of the principal amount at which the issuer will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	in the case only of debt securities issued by Blount International, if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

•	the stated maturity date;

•	any fixed, variable or pay-in-kind interest rate or rates per annum;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for payment;

•	any rights affecting the transfer, exchange or conversion of the debt securities;

•	the dates from which interest may accrue and any interest payment dates;

•	any sinking fund requirements;

•	any provisions for redemption, including the redemption price and any remarketing arrangements;

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	the events of default and covenants of such securities;

•	whether the issuer will issue the debt securities in certificated or book-entry form;

•
whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

•
whether the issuer will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

•
whether the issuer will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether the issuer will have the option to redeem the debt securities instead of making this payment;

•	the subordination provisions, if any, relating to the debt securities;

•	the provisions relating to any security provided for the debt securities;

•	the provisions relating to any guarantee of the debt securities;

•	the provision of annual and/or quarterly financial information to the holders of the debt securities;

•	the definition of the term “event of default”;

•	the remedies for holders of debt securities upon the occurrence of an “event of default”;

•	the right to make any changes to the indentures or the terms of the debt securities by the issuer and what approval, if any, will be required from the holders of the debt securities;

•	the provisions for voting on any changes to the indentures or the terms of the debt securities;

•	the requirements for the issuer to discharge, defease or covenant defease the debt securities; and

•
certain restrictive covenants, which may, among other things, limit the ability of the issuer and the guarantor, if any, to: (i) grant liens on our assets or the assets of Blount, Inc., as the case may be, (ii) consolidate, merge or transfer property, (iii) make certain types of payments, including dividends, (iv) incur or guarantee additional debt, (v) sell assets or (vi) engage in certain lines of business.

The issuer may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

Except as may be set forth in any prospectus supplement relating to the debt securities, an indenture will not contain any other provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the issuer will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

Unless otherwise specified in the applicable prospectus supplement, the issuer will pay the interest, principal and any premium at the corporate trust office of the trustee. At the issuer’s option, however, the issuer may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If the issuer does not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix; or

•	in any other lawful manner, all as the applicable indenture describes.

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as the issuer’s agent for registering debt securities in the names of holders and transferring debt securities. The issuer may change this appointment to another entity or perform it itself. The entity performing the role of maintaining the list of registered holders is called the “registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Global Securities

If so set forth in the applicable prospectus supplement, the issuer may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depository identified in the prospectus supplement. The issuer may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summarizes the material terms and provisions of the Common Stock offered hereby. For the complete terms of Blount International’s Common Stock, please refer to Blount International’s Restated Certificate of Incorporation, which was filed as an exhibit to the annual proxy statement filed with the Securities and Exchange Commission on March 16, 2001 and Blount International’s Bylaws, which were filed as an exhibit to the registration statement on Form S-4 filed with the Securities and Exchange Commission on July 15, 1999. The General Corporation Law of Delaware may also affect the terms of Blount International’s Common Stock.

General

Blount International’s Restated Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock par value $.01 per share. On February 24, 2006, there were 47,092,131 shares of Common Stock issued and outstanding. In addition, 2,693,835 shares of stock were issuable upon exercise of vested options outstanding.

Voting Rights

Each holder of common stock is entitled to attend all special and annual meetings of the stockholders and to vote upon any matter, including, without limitation, the election of directors. Holders of Common Stock are entitled to one vote per share.

Liquidation Rights

Upon the liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, holders of Common Stock will be entitled to share ratably in the assets of the Corporation remaining after all debts and liabilities have been paid, and the Corporation has paid, or set aside for payment, full preferential amounts to which holders of preferred stock are entitled, if preferred stock of the Corporation is issued and outstanding.

Preferred Stock

We have the authority to issue series of preferred stock up to a maximum of 200,000 shares of preferred stock. We may set the following terms of a series of preferred stock before issuance:

•	the designation of the series;

•	the number of shares to comprise the series;

•	any voting rights; and

•	any preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof, of the shares of such series.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

If we offer shares of a new series of preferred stock, the prospectus supplement will specify the designation and number of that series, and the voting rights and all other rights, preferences and terms of that series, including any dividend, redemption, exchange or liquidation rights or provisions. If we issue additional shares of preferred stock they will be fully paid and non-assessable.

We have no shares of preferred stock currently outstanding.

Dividends

If the board of directors declares and pays dividends on Common Stock, all holders of Common Stock will be paid the same amount of dividends per share. Blount International has not paid dividends since 1999 on its Common Stock. Our amended and restated credit facilities prohibit us from paying any dividends. Additionally, the terms of our 8⅞% Senior Subordinated Notes due 2012 limit our ability to pay dividends.

Other Rights and Restrictions

The holders of Common Stock have no preemptive or subscription rights to purchase additional securities issued by us, nor any rights to convert their Common Stock into other securities of Blount International or to have their shares redeemed by Blount International. Blount International’s Restated Certificate of Incorporation and Bylaws do not restrict the ability of a holder of Common Stock to transfer his or her shares of Common Stock. When Blount International issues shares of Common Stock under this prospectus, the shares will be fully paid and non-assessable.

Listing

Blount International’s Common Stock is listed on the New York Stock Exchange under the symbol “BLT.”

Limitations of Director Liability

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Blount International’s Restated Certificate of Incorporation limits the liability of directors to the Corporation and its stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for the payment of monetary damages to the Corporation or its stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Corporation or its shareholders;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Indemnification

To the maximum extent permitted by law, Blount International’s Restated Certificate of Incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, Blount International must advance or reimburse directors and officers for expenses, including attorney’s fees, they incur in connection with indemnifiable claims. Blount International also maintains directors’ and officers’ liability insurance.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock is Computershare Trust Company, N.A.

SELLING SHAREHOLDERS

The selling shareholders named below acquired their respective shareholdings in a merger and recapitalization transaction that occurred in August 1999. Immediately following that transaction, Lehman Brothers Merchant Banking Partners II, L.P. and its affiliates (“Lehman Brothers”) controlled approximately 85% of our outstanding Common Stock. In exchange for an additional investment of $20 million in March 2001, Lehman Brothers received, in addition to a convertible debt instrument, warrants to acquire an additional 1,000,000 shares of our Common Stock, exercisable immediately at $.01 per share. Lehman Brothers exercised all of these warrants in June 2005, acquiring 1,000,000 additional shares of our Common Stock.

Lehman Brothers reduced its ownership in us through secondary public offerings of our Common Stock in December 2004 and June 2005. As a result of these two secondary offerings, Lehman Brothers owned approximately 19% of our Common Stock as of February 24, 2006.

The selling shareholders named below may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 9,248,218 shares of Common Stock. The following table provides information regarding the beneficial ownership of our Common Stock by the selling shareholders, as of February 24, 2006. Generally, a person “beneficially owns” shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The following table sets forth, for each selling shareholder to the extent known by us, the amount of our Common Stock beneficially owned, the number of shares of Common Stock offered hereby and the number of shares and percentage of outstanding Common Stock to be owned after completion of this offering. This table is presented assuming the 3,041,832 options outstanding (including 347,997 options unvested as of February 24, 2006), which are, or upon vesting may be, exercisable into 3,041,832 shares of Common Stock, are fully exercised. This table may be expanded or supplemented in prospectus supplements as new information becomes available to us. All information contained in the table below is based upon information provided to us by the selling shareholders. Because the selling shareholders may sell all or a portion of Common Stock offered pursuant to this prospectus, we are not able to estimate the amount of shares that will be held by the selling shareholders after the completion of this offering.

	As of February 24, 2006			Number of Shares to be Beneficially Owned After the Sale of the Maximum Number of Shares
Name of Selling Shareholder	Number of Shares (a)	Percentage	Maximum Number of Shares to be Sold	Shares (a)	Percent

Lehman Brothers Merchant Banking Partners II, L.P. and its affiliates (b)	8,918,999	18%	8,918,999	0	―

Teachers Insurance and Annuity Association of America	218,104	―	218,104	0	―

James S. Osterman (c)	48,800 (c)	―	42,624	6,176	―

Kenneth O. Saito (d), (e)	14,237 (d)	―	13,846	391	―

Richard H. Irving, III (e), (f)	54,689 (f)	―	54,645	44	―

(a)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares.

(b)	Messrs. Joshua L. Collins and E. Daniel James, two employees of Lehman Brothers Inc., an affiliate of Lehman Brothers Merchant Banking Partners II, L.P., are members of our board of directors.

(c)
Mr. Osterman is a member of our board of directors and currently serves as our Chairman and Chief Executive Officer. In addition to his 48,800 shares of Common Stock, Mr. Osterman owns 526,067 options to acquire shares of our Common Stock that are exercisable as of the date of this prospectus or within 60 days of the date of this prospectus.

(d)	Mr. Saito currently serves as President of our Oregon Cutting Systems Group. In addition to his 14,237 shares of Common Stock, Mr. Saito owns 193,989 options to acquire shares of our Common Stock that are exercisable as of the date of this prospectus or within 60 days of the date of this prospectus.

(e)
To conform to valuation dates established by the Plan administrator, December 31, 2005 has been used for allocating units of shares of the Blount Retirement Savings Plan, a 401(k) plan, attributable to Messrs. Saito and Irving. The difference between the number of shares so attributed on such date and those that would be so attributed on February 24, 2006 is immaterial.

(f)
Mr. Irving currently serves as our Senior Vice President, General Counsel and Secretary. In addition to his 54,689 shares of Common Stock, Mr. Irving owns 188,334 options to acquire shares of Common Stock that are exercisable as of the date of this prospectus or within 60 days of the date of this prospectus.

PLAN OF DISTRIBUTION

We and the selling shareholders may sell the securities offered by this prospectus and applicable prospectus supplements:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

If underwriters are used to sell securities, we will enter into an underwriting agreement or similar agreement with them at the time of the sale to them. In that connection, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

The applicable prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us, if any, from such sale;

•	any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	in the case of debt securities, the interest rate, maturity and redemption provisions;

•	in the case of convertible debt securities, the conversion rate and other terms, conditions and features; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions in accordance with the rules of the New York Stock Exchange:

•	at a fixed price or prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The Selling Shareholders and any broker dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 1-6479-1. You can read and copy this information at the following locations of the SEC:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

You can also obtain copies of these materials from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

This prospectus, which forms part of the Registration Statement, does not contain all of the information that is included in the Registration Statement. You will find additional information about our company in the Registration Statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file will automatically update and supersede information in this prospectus and in our other filings with the SEC.

We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act other than information to be furnished in our Current Reports on Form 8-K, until our offering is completed:

1.	Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 10, 2006;

2.	Definitive Proxy Statement for 2006 Annual Meeting on Schedule 14A, filed with the SEC on March 16, 2006;

3.	Current Report on Form 8-K, filed with the SEC on March 24, 2006;

4.	The information set forth in Item 1A (“Risk Factors”) to our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 10, 2006.

You may obtain a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Blount International, Inc.
4909 SE International Way
Portland, Oregon 97222-4679
Tel: (503) 653-8881
Attn: Richard H. Irving, Senior Vice President,
General Counsel and Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

VALIDITY OF THE SECURITIES AND LEGAL MATTERS

The validity of the securities to be offered pursuant to this Registration Statement will be passed upon by Cravath, Swaine & Moore, LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee. We have agreed to pay all expenses relating to this offering, other than underwriting discounts and commissions, which will be paid by the selling stockholders on a pro rata basis.

Securities and Exchange Commission registration fee	$ 27,529.57
Legal fees	$ 100,000.00
Accounting fees	$ 35,000.00
Miscellaneous	$ 15,000.00
Total	$ 177,529.57

ITEM 15. Indemnification of Directors and Officers.

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Delaware law does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our Certificate of Incorporation limits the liability of directors to us and our stockholders to the full extent permitted by Delaware law. Specifically, directors are not personally liable for the payment of monetary damages to the Corporation or its stockholders for breach of the director’s fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the Corporation or its shareholders;

•	acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

To the maximum extent permitted by law, our certificate of incorporation provides for mandatory indemnification of directors and officers against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director or officer. In addition, we must advance or reimburse directors and officers for expenses, including attorney’s fees, they incur in connection with indemnifiable claims. We also maintain directors’ and officers’ liability insurance.

ITEM 16. Exhibits and Financial Statement Schedules.

(A)  Exhibits

Exhibit Number	Description of Exhibit
*1.1	Form of Underwriting Agreement
**2.1
Plan and Agreement of Merger among Blount International, Inc., HBC Transaction Subsidiary, Inc. and Blount, Inc., dated August 17,1995 filed as part of Registration Statement on Form S-4 (Reg. No.33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

**2.2
Stock Purchase Agreement, dated November 4, 1997, by and among Blount, Inc., Hoffman Enclosures, Inc., Pentair, Inc., and Federal-Hoffman, Inc. which was filed as Exhibit No. 2 to the Form 8-K filed by Blount International, Inc. on November 19, 1997 (Commission File No. 001-11549).

**2.3
Agreement and Plan of Merger and Recapitalization, dated as of April 18, 1999, between Blount International, Inc., and Red Dog Acquisition, Corp. (included as Appendix A to the Proxy Statement-Prospectus which forms a part of the Registration Statement) previously filed on July 15, 1999, by Blount International, Inc. (Reg. No. 333-82973).

**4.1
Registration Rights and Stock Transfer Restriction agreement filed as part of Registration Statement on Form S-4 (Reg. No. 33-63141) of Blount International, Inc., including amendments and exhibits, which became effective on October 4, 1995 (Commission File No. 33-63141).

**4.2
Form of stock certificate of New Blount common stock filed as part of the Proxy Statement-Prospectus which forms a part of the previously filed on July 15, 1999, by Blount International, Inc., Registration Statement on Form S-4 (Reg. No. 333-82973).

**4.3
Credit Agreement, dated as of May 15, 2003 among Blount, Inc., the other parties named therein as credit parties, the several banks and financial institutions or entities named therein as lenders, General Electric Capital Canada, Inc., as Canadian agent, and General Electric Capital Corporation, as agent and collateral agent, which was filed as Exhibit 99.2 to the report on Form 8-K filed by Blount International, Inc., on May 19, 2003.

**4.4
Amended and Restated Credit Agreement, dated as of August 9, 2004 among Blount, Inc., the other parties named therein as credit parties, the several banks and financial institutions or entities named therein as lenders, General Electric Capital Canada, Inc., as Canadian agent, and General Electric Capital Corporation, as agent and collateral agent, which was filed as Exhibit 99.1 to the report on Form 10-Q filed by Blount International, Inc., on November 12, 2004.

**4.5
Amendment No. 1 dated as of December 1, 2004 to the Amended and Restated Credit Agreement dated August 9, 2004, among Blount, Inc., the other parties named therein as credit parties, the other parties named therein as lenders, General Electric Capital Canada, Inc., as Canadian Agent, and General Electric Capital Corporation, as agent and collateral agent, which was filed as Exhibit 99.1 to the report on Form 8-K filed by Blount International, Inc. on December 3, 2004.

**4.6
Registration Statement on Form S-1 (Reg No. 333 -114840) with respect to 13,800,000 million shares of Blount International Common Stock and the 8⅞% $175 million Senior Subordinated Notes due 2012 of Blount Inc. which are guaranteed by Blount International, Inc., BI, L.L.C., Omark Properties Inc., 4520 Corp., Inc., Gear Products, Inc., Dixon Industries, Inc., Windsor Forestry Tools, LLC, Frederick Manufacturing Corporation and Fabtek Corporation which became effective on August 3, 2004.

Exhibit Number	Description of Exhibit
4.8	Form of Indenture by and among Blount International, Inc., Blount, Inc. and the Trustee To Be Named Therein.
5.1	Opinion of Cravath, Swaine & Moore LLP.
**9.1
Stockholder Agreement, dated as of April 18, 1999, between Red Dog Acquisition, Corp., a Delaware corporation and a wholly-owned subsidiary of Lehman Brothers Merchant Banking Partners II L.P., a Delaware limited partnership, and The Blount Holding Company, L.P., a Delaware limited partnership which was filed as Exhibit 9 to the Form 8-K/A filed April 20, 1999.

**9.2
Employee Stockholder Agreement dated as of August 19, 1999, among Blount International, Inc., Lehman Brothers Merchant Banking Partners II L.P. and Certain Employee Stockholders which was filed as Exhibit 10(s) to the Form 10-K filed on March 2, 2000.

12.1	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Independent Registered Public Accounting Firm
24.1	Powers of Attorney.

* To be filed by amendment.

** Incorporated by reference.

ITEM 17. Undertakings

Each of the undersigned Registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any acts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement);

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) of the Securities Act that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

                The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned Registrants hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned Registrants hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”),the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on March 24, 2006.

BLOUNT INTERNATIONAL, INC.

By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title:  Senior Vice President and Chief Financial Officer

BLOUNT, INC.

By:
/s/ CALVIN E. JENNESS
Name: Calvin E. Jenness
Title:  Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES S. OSTERMAN James S. Osterman	Chairman and Chief Executive Officer and Director, Blount International, Inc. and Blount, Inc. (principal executive officer)	March 24, 2006

/s/ CALVIN E. JENNESS Calvin E. Jenness	Senior Vice President and Chief Financial Officer, Blount International, Inc. and Blount, Inc. (principal financial officer and principal accounting officer)	March 24, 2006

/s/ ELIOT M. FRIED Eliot M. Fried	Lead Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ R. EUGENE CARTLEDGE R. Eugene Cartledge	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ JOSHUA L. COLLINS Joshua L. Collins	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ THOMAS J. FRUECHTEL Thomas J. Fruechtel	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ E. DANIEL JAMES E. Daniel James	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ ROBERT D. KENNEDY Robert D. Kennedy	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006

/s/ HAROLD E. LAYMAN Harold E. Layman	Director, Blount International, Inc. and Blount, Inc.	March 24, 2006